                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) of First Bank System, Inc. pertaining to the First Bank System, Inc. Amended and Restated Employee Stock Purchase Plan, of our report dated January 9, 1996, except for Note C, as to which the date is February 16, 1996, with respect to the consolidated financial statements of First Bank System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP

Minneapolis Minnesota
April 16, 1996